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                                                                    EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of MapInfo Corporation on Form S-8 (1993 Employee Stock Purchase Plan) of our report dated November 5, 1996, on our audits of the consolidated financial statements and financial statement schedule of MapInfo Corporation and Subsidiaries as of September 30, 1996 and 1995, and for the years ended September 30, 1996, 1995, and 1994, which report is included in the Company's 1996 Annual Report on Form l0-K/A.

                                                    /s/ Coopers & Lybrand L.L.P.

                                                    Coopers & Lybrand L.L.P.


Albany, New York
March 3, 1997